UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 27, 2013

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2013, the Board of Directors of RealNetworks, Inc. elected Dawn G. Lepore to serve as a member of the board. The Nominating and Corporate Governance Committee expects to make a recommendation regarding committee membership for Ms. Lepore during the company’s fourth fiscal quarter of 2013. No arrangement or understanding exists between Ms. Lepore and any other person pursuant to which she was selected as a director.

Ms. Lepore, age 59, served as interim Chief Executive Officer of Prosper Marketplace, Inc., a privately held peer-to-peer lending marketplace, from March 2012 to January 2013. She served as Chief Executive Officer and Chairman of the Board of drugstore.com, inc., a leading online provider of health, beauty, vision, and pharmacy solutions, from October 2004 until its sale to Walgreen Co. in June 2011. Prior to joining drugstore.com, Ms. Lepore spent 21 years at the Charles Schwab Corporation and Charles Schwab & Co, Inc., holding several leadership positions, most notably Vice Chairman of Technology, Active Trader, Operations, Business Strategy, and Administration, and Chief Information Officer. She also served as a member of Schwab’s executive committee and as a trustee of SchwabFunds. Ms. Lepore has served on the board of directors of AOL Inc. since October 2012 and on the board of directors of The TJX Companies, Inc. since June 2013. She also currently serves on the board of a privately held company, and previously served on the board of directors of eBay Inc., from December 1999 to January 2013, and The New York Times Company from April 2008 to June 2011. Ms. Lepore holds a B.A. degree from Smith College.

A description of the compensation payable to Ms. Lepore for her services as a director is set forth under the caption “Compensation of Directors” in RealNetworks’ definitive proxy statement dated September 21, 2012. On September 27, 2013, Ms. Lepore was awarded (i) an option to purchase 520 shares of common stock, to be issued fully vested and priced on the first day that the company’s next trading window opens and (ii) restricted stock units valued at $3,750 on the award date, which awards are based on the anticipated number of completed months of service leading up to the one-year anniversary date of the Company’s 2012 annual meeting of shareholders.
On September 27, 2013, the Board also accepted notice from Kalpana Raina that she will not stand for re-election as a director at the company’s upcoming annual meeting of shareholders, which is expected to be held on November 12, 2013. Her decision was not due to any disagreement with the company on any matter relating to RealNetworks’ operations, policies or practices. Ms. Raina is expected to remain on the board until the 2013 annual meeting.
Item 7.01. Regulation FD Disclosure.
RealNetworks’ press release dated October 2, 2013 is included as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Pursuant to the rules and regulations of the SEC, the attached exhibits are deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

99.1	Press Release of RealNetworks, Inc. dated October 2, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Secretary
Dated: October 2, 2013

EXHIBIT INDEX

Exhibit No.
99.1	Press Release of RealNetworks, Inc. dated October 2, 2013.